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                                                        EXHIBIT 10.18

                      FOURTH AMENDMENT TO CREDIT AGREEMENT



         This fourth amendment to credit agreement ("Amendment") is made and entered into as of the 13th day of December, 1994, by and among U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U. S. Bank"), FLOW INTERNATIONAL CORPORATION, a Delaware corporation ("Flow"), and SPIDER STAGING CORPORATION, a Washington corporation ("SSC").

                                   RECITALS:

         A. On or about October 14, 1992, U. S. Bank, Flow, and SSC entered into that certain credit agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement"), which amended, restated, and combined the Original Loan Agreement, as amended, between U. S. Bank and Flow with the SSC Loan Agreement between U. S. Bank and SSC. The Credit Agreement also set forth the terms and conditions under which
U. S. Bank agreed to continue making certain loans and advances of credit to Flow and SSC. The Credit Agreement was amended by those certain first, second, and third amendments to credit agreement dated April 28, 1993, September 30, 1993, and October 28, 1994, respectively, whereby U. S. Bank agreed to (a) replace certain existing loans from U. S. Bank to Flow and from U. S. Bank to Flow and SSC with a combined loan of $9,659,174; (b) increase the Revolving Loan, first to $14,000,000 and then to $17,000,000; (c) increase the Controlled Disbursement Loan from $100,000 to $500,000; and (d) make a Revolving Equipment Loan in the original principal amount of $3,000,000 that was increased to $4,500,000.

         B. Flow is negotiating the acquisition of the assets or stock of several companies that are engaged in business operations that are related or complimentary to those of Flow's. Permanent financing of Flow's proposed acquisitions will be funded with proceeds from the issuance and sale of subordinated debentures, placement of private debt, or other bank facilities, or a combination thereof ("Permanent Financing") in an amount estimated to be from $15,000,000 to $30,000,000.

         C. Flow and SSC have requested that U. S. Bank make a bridge loan of $15,000,000 to Flow until Flow has completed its Permanent Financing. To take account of the short-term nature of the bridge financing to be provided by
U. S. Bank, Flow and SSC also have requested that U. S. Bank modify certain financial covenants. The purpose of this Amendment is to set forth the terms and conditions upon which U. S. Bank will provide the bridge financing to Flow and modify certain financial covenants pursuant to Flow's and SSC's request.


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                             ARTICLE 1. DEFINITIONS

         As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context otherwise requires. Article I of the Credit Agreement is modified to add or amend (as the case may be) the definitions of the terms set forth below:

         "Acquisition Loan" has the meaning set forth in Section 3.1 of this Amendment, and includes all renewals and modifications of the Acquisition Loan.

         "Acquisition Loan Note" has the meaning set forth in Section 3.3 of this Amendment, and includes all renewals, replacements, and modifications of the Acquisition Loan Note.

         "Capital Ratio" means the ratio of Flow's Consolidated Indebtedness (less subordinated debt, if any, and contingent liabilities) to Flow's Tangible Net Worth.

         "Cash Flow" means Flow's Consolidated net income after taxes, plus noncash items (such as depreciation and amortizations, plus interest expense, less unfunded capital expenditures and extraordinary items.

         "Debt Service" means the current portion of Flow's Consolidated Indebtedness, plus interest expense as of the last day of the applicable fiscal quarter.

         "Interest Periods" means for any LIBOR Rate Borrowing the 30, 60, or 90-day period designated by Flow in a Borrowing Notice. In the event that the last day of any Interest Period would fall on a day other than a Business Day, the Interest Period shall be extended to the next succeeding Business Day.
Flow may not elect any Interest Period that extends beyond the maturity date of the Revolving Loan, the Revolving Equipment Loan or the Acquisition loan.

         "LIBOR Rate Borrowing" means any borrowing under the Revolving Loan, the Revolving Equipment Loan or the Acquisition Loan for which Flow has elected a rate based upon the LIBOR Rate to apply. Computations of interest for a LIBOR Rate Borrowing shall be based upon a 360-day year for the actual number of days elapsed.

         "Loans" means the Revolving Loan, the SSC Term Loan, the BHF Letter of Credit, the Letters of Credit, the Controlled Disbursement Loan, the Combined Loan, the Revolving Equipment Loan, and the Acquisition Loan, and includes all renewals and modifications thereof.

         "Notes" means the Revolving Note, the SSC Term Note, the Demand Note, the Controlled Disbursement Note, the Combined Note, the Revolving Equipment Note, and




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the Acquisition Loan Note, and includes all renewals, replacements, and modifications thereof.

         "Permanent Financing" means the issuance and sale of subordinated debentures, placement of private debt, or other bank facilities, or a combination thereof in an amount estimated to be from $15,000,000 to $30,000,000.

         "Prime Rate Borrowing" means any Funding or portion of the Revolving Loan, the Revolving Equipment Loan or Acquisition Loan pursuant to the terms of this Agreement that bears interest at the Prime Rate.

         "Tangible Net Worth" means Flow's Consolidated net worth determined in accordance with generally accepted accounting principles, plus subordinated debt, if any; less (a) all intangible assets, including without limitation, goodwill, licenses, franchises, trademarks, trade names, service marks, patents, and copyrights; (b) unamortized debt discount and expenses; (c) the cost of capital stock of an Affiliate; (d) any Indebtedness owing to Flow by an Affiliate thereof, unless such Indebtedness arose in connection with the sale or lease of goods or property in the ordinary course of business, or the performance of services in the ordinary course of business, and would otherwise constitute current assets in accordance with generally accepted accounting principles; and (e) the amount of a write-up in book value of the assets of Flow or Flow Services resulting from any revaluation of assets.

                             ARTICLE II.  AMENDMENT

         The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

                         ARTICLE III.  ACQUISITION LOAN

         3.1     Commitment.

         Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties, and covenants of Flow and SSC contained herein or in the Credit Agreement or made pursuant hereto or pursuant to the Credit Agreement, U. S. Bank will make Fundings to Flow from time to time, commencing on the date of this Amendment, and ending on December 31, 1995, in an aggregate principal amount not to exceed $15,000,000 (the "Acquisition Loan"). The Acquisition Loan is a nonrevolving term loan, and once borrowed, Flow may not reborrow any repaid principal of the Acquisition Loan.

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         3.2     Use of Proceeds.  The proceeds of the Acquisition Loan shall be used by Flow only for the acquisition of the assets or stock of companies approved by U. S. Bank.

         3.3 Acquisition Loan Note. The Acquisition Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Acquisition Loan Note").

         3.4 Interest Rates. Each time Flow requests a Funding under the Acquisition Loan or prior to the expiration of each Interest Period for all LIBOR Rate Borrowings or at any other time with respect to Prime Rate Borrowings so long as there exists no Event of Default, Flow may elect one of the following described interest rates in a Borrowing Notice:

                 (a)    The Prime Rate per annum; or

                 (b)    The LIBOR Rate plus 200 basis points per annum.

         In the event Flow does not specify an interest rate election as provided for above for a requested Funding or at the end of any Interest Period with respect to a LIB0R Rate Borrowing, then such Funding shall be deemed to constitute a Prime Rate Borrowing.

         3.5 LIBOR Rate Borrowing. Sections 4.5 and 4.6 of the third amendment to credit agreement, dated as of October 28, 1994, are hereby amended to apply to the Revolving Equipment Loan and the Acquisition Loan, in addition to the Revolving Loan.

         3.6 Payment of Interest. Flow shall pay U. S. Bank an amount equal to all accrued interest on the Acquisition Loan on the last day of each month until the principal balance of the Acquisition Loan has been paid in full, commencing on the last day of the month in which the initial Funding has been disbursed under the Acquisition Loan.

         3.7 Repayment of Principal. Flow shall pay U. S. Bank all outstanding principal, accrued interest, and other charges with respect to the Acquisition Loan on the earlier of December 31, 1995, or the date on which Flow has received the proceeds from Permanent Financing.

         3.8 Acquisition Loan Fee. Concurrently with the execution of this Amendment, Flow shall pay a loan fee of $140,000 to U. S. Bank.





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                       ARTICLE IV.  CONDITIONS PRECEDENT

         4.1 Conditions Precedent for Initial Funding Under the Acquisition Equipment Loan. U. S. Bank shall not be required to make the initial Funding under the Acquisition Loan unless or until the following conditions have been fulfilled to the satisfaction of U. S. Bank:

         (a) U. S. Bank shall have received this Amendment and the Acquisition Loan Note, duly executed and delivered by Flow.

         (b) U. S. Bank shall have received a certified resolution of the directors of Flow and incumbency certificate in a form reasonably satisfactory to U. S. Bank authorizing Flow to enter into this Amendment and execute the Acquisition Loan Note and all other instruments, agreements, and documents related thereto.

         4.2 Conditions Precedent to Each Funding Under the Acquisition Loan. The obligation of U. S. Bank to make any Funding (including the initial Funding) under the Acquisition Loan is subject to the fulfillment, to the satisfaction of U. S. Bank, of the following:

         (a) U. S. Bank shall have received a Borrowing Notice with respect to the requested Funding, duly executed and delivered by Flow.

         (b) U. S. Bank shall have received all documents, information, and other materials requested by U. S. Bank relating to Flow's proposed acquisition and shall have approved such proposed acquisition in writing.

         (c) There shall not then exist any Default or Event of Default under the Credit Agreement, or after having given effect to the requested Funding, there would not exist a Default or Event of Default.

         (d) Each of the conditions provided for in Section 15.3 of the Credit Agreement shall have been satisfied.

         (e) Flow and SSC shall have delivered such guaranties, third-party pledge agreements, security agreements, and financing statements, duly executed by Flow, SSC, or any Subsidiary, as may be reasonably necessary in the opinion of U. S. Bank to further secure and guarantee the obligations of Flow and SSC under the Credit Agreement.

                       ARTICLE V. COVENANT MODIFICATIONS

         5.1 Financial Covenants. Sections 17.15 through 17.19 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:




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                 17.15    Current Ratio.  Permit the Current Ratio to be less
         than 1.2:1.0 from the date of this Amendment until Flow has received the proceeds from the Permanent Financing, and less than 1.7:1 at any time thereafter.

                 17.16 Working Capital. Permit the Working Capital to be less than $13,000,000 from the date of this Amendment until Flow has received the initial proceeds from the Permanent Financing, and less than $25,000,000 at any time thereafter.

                 17.17 Capital Ratio. Permit the Capital Ratio to be greater than 1.65:1.0 from the date of this Amendment until Flow has received the initial proceeds from the Permanent Financing, and greater than 1.05:1.0 at anytime thereafter.

                 17.18 Tangible Net Worth. Permit Tangible Net Worth to be less than $33,000,000 any time during the terms of the Loans.

                 17.19 Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than 1.4: 1.0 for any fiscal quarter from the date of this Amendment until Flow has received the proceeds from the Permanent Financing, and less than 1.5:1.0 for any fiscal quarter thereafter.

         5.2 Subordination of Permanent Financing. Flow shall not become obligated with respect to any Permanent Financing unless (a) such Permanent Financing provides that any payment on or any security granted for the repayment of the Permanent Financing are subordinated to the prior payment of all Indebtedness of Flow and SSC to U. S. Bank to the extent approved by U. S. Bank, and (b) U. S. Bank has given its written approval to Flow of the form of documents evidencing the Permanent Financing.

                        ARTICLE VI.  GENERAL PROVISIONS

         6.1 Representations and Warranties. Flow and SSC hereby represent and warrant to U. S. Bank that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of Flow and SSC contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. Flow and SSC acknowledge and agree that all of Flow's Indebtedness to U. S. Bank is payable without offset, defense, or counterclaim.

         6.2 Security. Each of the Loan Documents evidencing U. S. Bank's security interest in the Collateral shall remain in full force and effect and shall secure the payment and performance by Flow and SSC of all Indebtedness of Flow and SSC to U. S. Bank as amended hereunder, including, without limitation, the Acquisition Loan.



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         6.3     SSC Guaranty.  SSC acknowledges and agrees that the SSC
Guaranty shall remain in full force and effect; affirms that the SSC Guaranty shall secure all of the past, present, and future Indebtedness of Flow to U. S. Bank, including without limitation, the Acquisition Loan; and agrees that its obligation under the SSC Guaranty is enforceable without defense, offset, or counterclaim.

         6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

       6.5 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, U. S. Bank, Flow, and SSC have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

                                          U.S. BANK OF WASHINGTON, NATIONAL
                                          ASSOCIATION



                                          By  MARK E. TSUTAKAWA
                                              ------------------------------
                                              Mark E. Tsutakawa
                                              Vice President


                                          FLOW INTERNATIONAL CORPORATION, a
                                          Delaware corporation


                                          By  R.W. TARRANT
                                              ------------------------------
                                              R.W. Tarrant

                                          Title  Chairman President & CEO
                                                 ---------------------------





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                                SPIDER STAGING CORPORATION, a Washington
                                corporation


                                By  R.W. TARRANT
                                    -------------------------------
                                    R.W. Tarrant

                                Title  Chairman, President & C.E.O.
                                       ----------------------------







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